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                                                                   EXHIBIT 10.29


                             FIRST AMENDMENT TO THE
                               PER-SE TECHNOLOGIES
                       EMPLOYEES' RETIREMENT SAVINGS PLAN

         THIS FIRST AMENDMENT, made as of January 1, 2001 by PER-SE TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Primary Sponsor").

                                   WITNESSETH

         WHEREAS, the Primary Sponsor last amended and restated the Per-Se Technologies Employees' Retirement Savings Plan (the "Plan") by indenture dated January 20, 2000; and

         WHEREAS, the Primary Sponsor desires to amend the Plan to change the eligibility provisions.

         NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of January 1, 2001, as follows:

         1. By deleting the existing Plan Section 1.18 and substituting therefor the following new Section 1.18:

                  "1.18 `Eligibility Service' means the completion by an Employee of a sixty-consecutive-day period beginning on the date on which the Employee first performs or performed an Hour of Service upon his employment or reemployment or any anniversary thereof, without reaching a Severance Date, provided, however:

                           (a) If an Employee quits, retires or is discharged
                  and then performs an Hour of Service within twelve (12) months of his Severance Date, then such period of severance shall be taken into account in calculating Eligibility Service;

                           (b) if an Employee quits, retires or is discharged
                  during an absence from service of twelve (12) months or less for any reason other than quit, discharge or attainment of a Retirement Date and the Employee then performs an Hour of Service within twelve (12) months of the date the Employee was first absent from service, then such period of absence shall be taken into account in calculating Eligibility Service; and

                           (c) in the case of an Employee who remains absent
                  from service beyond the first anniversary of the commencement of a period of absence (1) by reason of the pregnancy of the Employee; (2) by reason of the birth of a child of the Employee; (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for such child for a period immediately following its birth or placement, the period between the first and second anniversaries of such period of absence shall not be counted as Eligibility Service.
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                  Eligibility Service shall not include, in the case of a
         rehired Employee who did not have any vested right at his Severance Date and then incurs five (5) consecutive Breaks in Service, all periods which would otherwise constitute Eligibility Service before the first of the five (5) consecutive Breaks in Service commenced."

         2. By deleting the existing Plan Section 3.2 and substituting therefor the following new Section 3.2:

                  "3.2 Following the completion of a year of Service by a Member, the Plan Sponsor proposes to make contributions to the Fund with respect to such Plan Year on behalf of each Member in an amount equal to fifty percent (50%) of the amount deferred by a Member pursuant to Plan Section 3.1, not in excess of six percent (6%) of the Member's Annual Compensation. The Board of Directors may, at its discretion, increase the percentage contribution under this Section 3.2 for all Members, or for any specified unit, division, subdivision, or location, or for any Members who participated in a specified prior plan that was merged into the Plan."

         Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

         IN WITNESS WHEREOF, the Primary Sponsor has caused this First Amendment to be executed as of the day and year first above written.


                                        PER-SE TECHNOLOGIES, INC.



                                        By: /s/ Philip M. Pead
                                           ----------------------------------
                                           Philip M. Pead
                                           President and Chief Executive Officer
ATTEST:



By: /s/ Robert Q. Jones, Jr.
   -------------------------------
   Robert Q. Jones, Jr.
   Assistant Secretary